Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO CREDIT AGREEMENT is made as of November 29, 2004, by and between MRC RECEIVABLES CORPORATION, a Delaware corporation (the “Borrower”), and CFSC CAPITAL CORP. VIII, a Delaware corporation (the “Lender”).

Recitals

        WHEREAS, the Borrower and the Lender have entered into a Credit Agreement dated as of December 20, 2000, as amended by First Amendment to Credit Agreement dated as of June 26, 2003, and Second Amendment to Credit Agreement dated as of May 17, 2004, and as modified or supplemented by various additional letter agreements (as so amended, modified and supplemented, the “Credit Agreement”), pursuant to which the Lender agreed to consider making financing available to the Borrower from time to time to finance the Borrower’s purchase of pools of charged off credit card accounts and other delinquent or deficiency consumer obligations.

        WHEREAS, the Borrower has requested that the Lender enter into this Third Amendment to Credit Agreement (the “Third Amendment”) to modify certain terms and provisions of the Credit Agreement only with respect to portfolios of nonperforming or charged-off credit card accounts to be acquired by the Borrower on or after October 15, 2004 other than Asset Pools purchased pursuant to that certain Receivables Purchase Agreement dated as of April 12, 2002, as amended (collectively, the “Excluded Asset Pools”).

        WHEREAS, the Lender has agreed to such modifications pursuant to the terms and subject to the conditions set forth in the Credit Agreement and this Third Amendment.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Lender and the Borrower hereby agree as follows:

    1.        Scope of Third Amendment. The terms and provisions of this Third Amendment shall be in force and effective only with respect to the New Asset Pools (as defined below), and shall have no force and effect with respect to any other Asset Pools, which shall continue to be governed pursuant to the Credit Agreement in effect prior to this Third Amendment.

    2.        Definitions. The terms defined in the preamble hereto shall have the meanings therein assigned to them, and all other defined terms used in this Third Amendment shall have the meanings assigned to them in the Credit Agreement, unless otherwise specified herein. Section 1.1 of the Credit Agreement shall be amended as follows:

        Contingent Payment shall mean, with respect to each New Asset Pool, a payment in an amount equal to the amount determined by multiplying the Contingent Payment Percentage and the amount of all remaining Asset Pool Proceeds generated from Assets in such New Asset Pool for a Distribution Period after the payments contemplated in Section 2.8(a) through Section 2.8(j) for such Distribution Period have been made with respect to such New Asset Pool; provided, however, that the aggregate of all Contingent Payments and interest income paid to date for such New Asset Pool shall not exceed the Contingent Payment Cap.

        Contingent Payment Cap shall mean, for each New Asset Pool, an amount equal to twelve percent (12%) of the original principal balance of the Loan for such New Asset Pool.

        Contingent Payment Deadline shall mean the last day of the twenty-fourth (24th) calendar month following the Borrowing Date for a Loan related to a New Asset Pool.

        New Asset Pools shall mean all Asset Pools acquired pursuant to an Approved Borrowing Request during the period commencing October 15, 2004 and ending at midnight on December 31, 2004, other than Excluded Asset Pools.

        New Asset Pool Shortfall shall mean the occurrence of any of the following events related to a New Asset Pool:

    (a)        as of the last day of any Test Period (excluding the two (2) Test Periods immediately following the Borrowing Date for the related Loan) for a given New Asset Pool, the Asset Pool Proceeds received and disbursed pursuant to Section 2.8 through such date with respect to such New Asset Pool are less than eighty-five percent (85%) of the projected Asset Pool Proceeds to be received and disbursed pursuant to Section 2.8 through such date (as set forth in the bid package submitted by the Borrower as a part of the related Borrowing Request) (herein, the “85% Test”), or

    (b)        all Contingent Payments due and payable with respect to any New Asset Pool are not paid in full on or before the related Contingent Payment Deadline (herein, the “Contingent Payment Test”), or

    (c)        an Event of Default exists and has not been waived in writing by the Lender, and the Lender determines that, in its judgment, the remaining Asset Pool Proceeds which the Lender projects will be received with respect to the New Asset Pool and applied to the related Loan will be insufficient to (X) repay such Loan and all accrued interest thereon on or before the applicable Loan Maturity Date in the case of (a) above, or (Y) pay all Contingent Payments with respect to such New Asset Pool on or before the Contingent Payment Deadline in the case of (b) above (herein, the “Default Test”).

        New Asset Pool Shortfall Amount shall mean, with respect to a given New Asset Pool:

    (a)        the amount of the shortfall of Asset Pool Proceeds from the Projected Asset Pool Proceeds determined by the Lender in the case of the 85% Test, or

    (b)        the amount of the shortfall in payment of all Contingent Payments up to the related Contingent Payment Cap in the case of the Contingent Payment Test, or

    (c)        the shortfall estimated by the Lender in its discretion in the case of the Default Test.

3.     Asset Pool Shortfalls. A new Section 2.10 shall be added that provides as follows:

        “2.10 Asset Pool Shortfalls for New Asset Pools. The provisions of this Section 2.10 shall apply to New Asset Pools only, and shall apply in lieu of the provisions of Section 2.9. If a New Asset Pool Shortfall occurs for a New Asset Pool; then, upon written notice from the Lender to the Borrower and the Servicer, the related New Asset Pool Shortfall Amount shall be paid, as provided in Section 2.8(h), from Asset Pool Proceeds collected with respect to one or more other Asset Pools (whether or not New Asset Pools) designated by the Lender, in its sole and absolute discretion, for such period of time as the Lender, in its sole and absolute discretion, shall require, but in no event longer than the continuing existence of such New Asset Pool Shortfall Amount. Nothing in this Section 2.10 shall be deemed to limit or restrict the rights and remedies available to the Lender as a result of the occurrence of a Default or Event of Default under this Agreement or as a result of a Termination Event under the Servicing Agreement.”

4.     Release of Collateral. The following shall be added to the end of Section 3.4:

        “Upon the payment in full of all of the Loans and the Contingent Payments with respect to all New Asset Pools, all New Asset Pools shall be free and clear of any lien or security interest of the Lender and may be sold or otherwise transferred at the option of the Borrower or Servicer without further consideration payable to the Lender. The Lender, upon request of the Borrower, shall execute and deliver to the Servicer UCC releases prepared by the Servicer, in form and content acceptable to the Lender, with respect to all New Asset Pools.”

5.     Representations and Warranties; No Default; Authority. The Borrower represents and warrants to the Lender that all of the representations and warranties of the Borrower in the Credit Agreement are true as of the date of this Third Amendment and that no Default has occurred pursuant to the Credit Agreement or any Loan Document. The Borrower has full authority to enter into this Third Amendment. This Third Amendment will not violate the terms and provisions of any other contract to which the Borrower or any of its Affiliated Parties is a party.

6.     No Waiver; Effect of Amendment. The terms and provisions of the Credit Agreement, as amended hereby, shall remain in full force and effect, and the parties hereto agree that this Third Amendment shall not be and is not intended to constitute a waiver of any of the terms and provisions of the Credit Agreement.

7.    Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

8.    Counterpart Signatures. This Third Amendment may be executed in counterpart originals, all of which, when combined, shall constitute one document binding on all of the parties hereto.

9.    Confidentiality. The existence of this Third Amendment and the terms and provisions thereof shall be deemed Confidential Information subject to the provisions of Section 9.16 of the Credit Agreement; except for disclosure made on the advice of counsel to comply with applicable securities laws.

The remainder of this page is intentionally left blank

        IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective as of the date first above written.

MRC RECEIVABLES CORPORATION	CFSC CAPITAL CORP. VIII
By: /s/ J. Brandon Black ———————————— Name: J. Brandon Black ———————————— Title: President ————————————	By: /s/ Greggory S. Haugen ———————————— Name: Greggory S. Haugen ———————————— Title: Senior Vice President ————————————

Signature Page to Third Amendment to Credit Agreement